Exhibit 4(b)
AMENDED AND RESTATED
REGULATIONS
OF
KEYCORP
(Effective May 19, 2011)
ARTICLE I
SHAREHOLDERS
     Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Ohio, and/or in by part means of communications equipment in the manner provided for in Section 9 of this Article I, as may from time to time be determined by the Board of Directors, the Chairperson of the Board, or the President and specified in the notice of such meeting.
     Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting shall be held (i) on the third Wednesday in May in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or (ii) on such other date and at such hour as may from time to time be determined by the Board of Directors, the Chairperson of the Board, or the President.
     Section 3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders for any purpose or purposes may be called only by (i) the Chairperson of the Board, (ii) the President, or, in the case of the President’s absence, death, or disability, the vice president authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting, or (iv) persons holding 25% of all shares outstanding and entitled to vote at the special meeting.
     Upon request in writing delivered either in person or by registered mail to the Chairperson of the Board, the President, or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten nor more than 60 days after the receipt of such request, as such officer may fix. If such notice is not given within 30 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative.

     Section 4. Notice of Meetings.
     (a) Written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before the date of the meeting to every shareholder of record entitled to notice of the meeting, by or at the direction of the Chairperson of the Board, the President or the Secretary or any other person or persons required or permitted by these Regulations to give such notice. Each such notice shall state (i) the date and hour, (ii) the place of the meeting, (iii) the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment, and (iv) the purpose or purposes for which the meeting is called.
     (b) If mailed or sent by overnight delivery service, such notice shall be deemed given when deposited in the United States mail or with the overnight delivery service, as the case may be, postage or other shipping charges prepaid, and directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, such notice shall be deemed to be given when sent to the address furnished by the shareholder for those transmissions.
     (c) Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned, and the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment are fixed and announced at the meeting.
     (d) Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice shall be sent to the address furnished by the Corporation for those transmissions. Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (i) the Corporation has attempted to make delivery of two consecutive notices in accordance with that authorization, and (ii) the Secretary or an Assistant Secretary of the Corporation, or other person responsible for giving of notice, has received notice that, or otherwise believes that, delivery has not occurred. However, an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.
     Section 5. Quorum. Except as otherwise required by law or by the Articles of Incorporation, the presence of holders of shares entitled to exercise not less than a majority of the voting power of the Corporation at the meeting in person, by proxy, or by the use of communications equipment shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, however, that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion.
     Section 6. Proxies. Proxies may be used in conformity with Ohio law.
     Section 7. Adjournments. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
     Section 8. Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, proposals by shareholders and nominations for election as directors by shareholders shall only be considered if advance notice thereof has been timely given as provided in this Section 8 in the case of proposals by shareholders, and as provided in Section 2(b) of Article II in the case of nominations for election as directors by shareholders, and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation of the Corporation. Notice of any proposal to be presented by any shareholder shall be given in writing to the Secretary of the Corporation, delivered to or mailed and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the shareholders’ meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such proposal must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and record address, the number and class of all shares of each class of stock of the Corporation beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 8 or under Section 2(b) of Article II, as applicable, has been duly given and shall direct that proposals and nominees not be considered if such notice (together with all required information to be submitted by such shareholder under this Section 8 or under Section 2(b) of Article II, as applicable) has not been given. No proposals by shareholders or nominations for election as director shall be considered at any special meeting of shareholders unless such special meeting was called for the purpose of considering such proposal or nomination. If, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (including as such Rule 14a-8 may be from time to time amended or any rule promulgated in place thereof or covering the same subject matter; collectively being herein referred to as “Rule 14a-8”) the Corporation is required to set forth a proposal of a shareholder in its proxy statement, the provisions of Rule 14a-8, to the extent applicable, shall prevail over any conflicting provisions of this Section 8 with respect to that shareholder proposal.

     Section 9. Participation in Meeting by Means of Communications Equipment. The Board of Directors may authorize shareholders and proxyholders who are not physically present at a meeting of shareholders to participate by use of communications equipment that permits the shareholder or proxyholder the opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. Number and Terms of Office. As of the conclusion of the 2008 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 12 members. At the 2009 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at each annual meeting of shareholders thereafter all directors shall be elected for terms expiring at the next annual meeting of shareholders. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Section 11 of this Article II. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 12 and no more than 16 directors (the size of the Board as from time to time so established being herein referred to as the “entire authorized Board”). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the fourth sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the majority of the shares that are represented at the meeting and entitled to vote on the proposal. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.
     The number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these regulations in accordance with provisions of Article X of these Regulations, (ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.
     The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation and/or the express terms of the preferred stock of the Corporation.
     Section 2. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, nominations for the election of directors may be made only:
     (a) by the affirmative vote of a majority of the directors then in office, and
     (b) by any shareholder of the Corporation entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder’s intent to make such nomination is given to the Secretary of the Corporation, delivered to or mailed and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice of a shareholder’s intent to make a nomination shall set forth: (A) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director, (1) the name, age, business, and residence address of such person, (2) the principal occupation or employment of such person for the last five years, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (4) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (5) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution, (6) any other information regarding such person that would be required pursuant to paragraphs (a), (e), and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors, and (7) the written consent of each nominee to serve as a director of the Corporation if so elected, and (B) as to the shareholder giving the notice, (1) the name and record address of such shareholder, (2) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (4) the class and number of shares of capital stock of the Corporation which are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such shareholder.
     No person shall be eligible for election as a director unless nominated in compliance with the provisions of this Section 2.
     Section 3. Quorum, Adjournments, and Manner of Acting. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, a majority of the entire authorized Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present at a meeting duly held may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting.
     Notwithstanding any contrary provisions of these Regulations, the affirmative vote of at least two-thirds of the entire authorized Board of Directors shall be required for the approval or recommendation of any of the following transactions: (a) any merger or consolidation of the Corporation (i) with any interested shareholder, as such term is defined in Chapter 1704 of the Ohio General Corporation Law, or (ii) with any other corporation (which term, as used in this paragraph, includes, in addition to a corporation, a limited liability company, partnership, business trust or other entity) if the merger or consolidation is caused by any interested shareholder, (b) any transaction as a result of which any person or entity will become an interested shareholder, (c) any merger or consolidation involving the Corporation with or into any other corporation if such other corporation, taken on a consolidated basis with its “parent”, if any, and its and its parent’s “subsidiaries” (as both terms are defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended), has assets having an aggregate book value equal to 50% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (d) any liquidation or dissolution of the Corporation, (e) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with an interested shareholder of assets of the Corporation which assets have an aggregate book value equal to 10% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (f) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any person or entity of assets of the Corporation which assets have an aggregate book value equal to 25% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (g) any transaction which results in the issuance or transfer by the Corporation to any person or entity of voting stock of the Corporation in an amount greater than 15% of the outstanding voting stock of the Corporation before giving effect to the issuance or transfer, (h) any transaction involving the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of the Corporation which is owned by an interested shareholder, and (i) any transaction which results in the receipt by an interested shareholder, other than proportionately as a shareholder of the Corporation, of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided through the Corporation.
     Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Ohio as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notices thereof.
     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places, if any, and times as the Board shall from time to time determine.
     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairperson of the Board or the President or by a majority of the directors then in office.
     Section 7. Notice of Meetings.
     (a) Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given.
     (b) Notice of each special meeting of the Board shall be given to each director personally or by telephone, not later than the day before the meeting is to be held, or sent by telegraph, telex, facsimile, or other means of communication authorized by such director for this purpose, at least 2 days before the day on which the meeting is to be held. Notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice, signed or otherwise authenticated by such director, or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to such director. Every notice shall state the time, place, if any, and means by which directors may participate in the meeting through the use of communications equipment, but need not state the purpose of the meeting.
     Section 8. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee through the use of communications equipment to the extent allowed by Ohio law.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors or all the committee members, which writing or writings shall be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director or committee member is a signed writing for purposes of this Section 9. The date on which that telegram, cablegram, electronic mail, or an electronic or other transmission is sent is the date on which the writing shall be deemed to have been signed.
     Section 10. Resignations. Any director of the Corporation may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or any committee thereof or by giving written notice to the Board of Directors, the Chairperson of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 11. Removal of Directors.
     (a) The Board of Directors may remove any director and thereby create a vacancy on the Board: (i) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) if within 60 days from the date of such director’s election the director does not qualify by accepting (either in writing or by any other means of communication authorized by the Corporation) the election to such office or by acting at a meeting of directors.
     (b) All the directors, or all the directors of a particular class if the Corporation has a classified Board of Directors at that time, or any individual director, may be only removed from office by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.
     Section 12. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article 1 of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this Section 12 shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred or until such director’s successor shall have been elected and qualified. The provisions of this Section 12 shall not restrict the rights of holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.
ARTICLE III
EXECUTIVE AND OTHER COMMITTEES
     Section 1. Executive Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate annually (i) four or more of its members to constitute members of an Executive Committee of the Board of Directors of the Corporation (the “Executive Committee”) and (ii) one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority in reference to filling vacancies on the Board or on any committee of the Board, including the Executive Committee.
     The Board shall have power at any time by the affirmative vote of a majority of the entire authorized Board to change the membership of the Executive Committee, to fill all vacancies in it, and to discharge it, either with or without cause.
     Section 2. Other Committees. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate from among its members one or more other committees, each of which shall (i) consist of not less than three directors, together with such alternates as the Board of Directors may appoint to take the place of any absent member or members at any meeting of such committee, and (ii) except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. The Board shall have power at any time, by the affirmative vote of a majority of the entire authorized Board, to change the membership of, to fill all vacancies in, and to discharge any such committee, either with or without cause.
     Section 3. Procedure, Meetings, and Quorum.
     (a) Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places, if any, as may be fixed by a majority of the members thereof. Special meetings of the Executive

Committee or any other committee of the Board shall be called at the request of the Chairperson of the Board or the President or the Chairperson of any committee. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be given in the same manner required for notices of special meetings of the Board of Directors as provided in Section 7 of Article II. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation of the Corporation, or these Regulations for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper.
     (b) A majority of the members of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.
ARTICLE IV
OFFICERS
     Section 1. Election and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, if so desired by the Board of Directors, a Chairperson of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Vice Presidents) and assistant officers, all with such titles, authorities, and duties as the Board of Directors may from time to time determine. The officers shall be elected by the Board of Directors. The Chairperson of the Board, if one is elected, shall be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation of the Corporation, or these Regulations to be executed, acknowledged, or verified by two or more officers. Unless the directors expressly elect an officer for a longer or shorter term, each officer shall hold office until the next annual organization meeting of the directors following election of the officer (or, if neither such officer nor a successor is elected at such annual organization meeting, until such officer or such officer’s successor is elected) or until the earlier resignation, removal from office, or death of the officer.
     Section 2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be determined by the Board of Directors, regardless of whether such authority and duties are customarily incident to such offices. Unless otherwise determined by the Board of Directors, the Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. In the event a Chairperson of the Board has not been elected or is otherwise absent, the President (or such other officer designated by the Board of Directors) shall preside at such meetings.
     Section 3. Removal. Any officer may at any time be removed, either with or without cause, by the Board of Directors or any authorized committee thereof or by any superior officer upon whom such power may be conferred by the Board or any authorized committee thereof; provided however, that the removal of the most senior (in authority) officer of the Corporation shall require the affirmative vote of at least a majority of the entire authorized Board. The removal of any officer shall be without prejudice to the contract rights, if any, of such officer.
     Section 4. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairperson of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. A vacancy in any office because of death, retirement, resignation, removal, or any other cause may be filled by the Board of Directors.
ARTICLE V
INDEMNIFICATION
     The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into this Corporation of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent corporation if its separate existence had continued. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation of the Corporation or these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI
CAPITAL STOCK
     Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board or by the Chairperson of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairperson of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all such signatures may be facsimiles, engraved, stamped, or printed if countersigned by an incorporated transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been delivered, such certificate nevertheless shall be effective in all respects when delivered. The Corporation may issue shares of any class of its capital stock without issuing certificates therefor.
     Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. No transfer of shares shall be valid as against the Corporation and its shareholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     Section 3. Lost, Destroyed, and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction; the Corporation, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or such person’s legal representative, to provide the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.
     Section 4. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated.
ARTICLE VII
RECORD DATES
     For any lawful purpose, including the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article VII, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of a meeting of the shareholders shall be the date next preceding the day on which notice is given, and the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be the date next preceding the day on which the meeting is held.
ARTICLE VIII
CORPORATE SEAL
The corporate seal of this Corporation shall be circular in form and shall contain the name of the Corporation. Failure to affix the seal to any instrument or document executed on behalf of the Corporation shall not affect the validity of such instrument or document unless otherwise expressly provided by law.

ARTICLE IX
OFFICES
     The headquarters and principal executive offices of the Corporation shall be located in the City of Cleveland, County of Cuyahoga, State of Ohio. The Corporation may also have such other office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Ohio, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE X
AMENDMENTS
     These Regulations may only be amended, repealed, or altered or new regulations may only be adopted (i) at a meeting of shareholders, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of the Corporation on such proposal.
     It is the intent that these Regulations be enforced to the maximum extent permitted by law. If in any judicial proceeding, a court shall refuse to enforce any provision of these Regulations for the reason that such provision (or portion thereof) is deemed to be unenforceable or invalid under applicable law, then it is the intent that such otherwise unenforceable or invalid provision (or portion thereof) be enforced and valid to the maximum extent permitted by applicable law. The invalidity or unenforceability of any provision (or portion thereof) of these Regulations shall not invalidate or render unenforceable any other provision (or the balance of the otherwise enforceable or valid provision) of these Regulations, as each provision (and portion thereof) is intended to be severable.